UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2014

ICEWEB, INC.

 (Exact name of registrant as specified in its charter)

Delaware                                            0-27865                         13-2640971

 (State or other jurisdiction                 (Commission                       (IRS Employer

 of incorporation)                        File Number)                      Identification No.)

324 E. 11th, Suite 2425, Kansas City, Missouri                                         64106

              (Address of principal executive offices)                                         (Zip Code)

Registrant’s telephone number, including area code   (571) 287 - 2380

No Changes.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

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Item 3.02

Unregistered Sales of Equity Securities

On April 23, 2014, Iceweb, Inc., a Delaware corporation (the “Corporation”), authorized the creation of the Corporation’s Series AA Preferred Stock pursuant to the terms and conditions of that certain Certificate of Designations, Preferences and Rights and Limitations of Series AA Preferred Stock (the “Certificate of Designations”). The Corporation is authorized to issue 10,000,000 shares of preferred stock, of which 626,667 shares of Series B Convertible Preferred Stock have been previously issued and remain outstanding. Out of the remaining 9,373,333 authorized but unissued shares of preferred stock, the Certificate of Designations creates four hundred thousand (400,000) shares of Series AA Preferred Stock, $0.001 par value per share (the “Series AA Preferred Stock”), with the following powers and rights:

(i)

the holders of the Series AA Preferred Stock have five thousand (5,000) times that number of votes on all matters submitted to the shareholders of the Corporation that is equal to the number of shares of Common Stock of the Corporation;

(ii)

 the holders of the Series AA Preferred Stock shall vote together with the holders of Common Stock as a single class upon all matters submitted to the holders of Common Stock of the Corporation;

(iii)

the holders of the Series AA Preferred Stock are not entitled to receive dividends paid on the Common Stock of the Corporation;

(iv)

the holders of the Series AA Preferred Stock are not entitled to receive any preference over the holders of Common Stock of the Corporation following a liquidation, dissolution and winding up of the Corporation; and

(v)

on or after May 15, 2014, to the extent sufficient shares of Common Stock are authorized, the Series AA Preferred Stock is convertible into the shares of the Corporation’s fully diluted Common Stock, taking into account the exercise of all warrants, options or any other rights of issuance, of such number sufficient to provide the holders thereof, in the aggregate, ninety percent (90%) of all shares of Common Stock of the Corporation on a fully diluted basis.

The forgoing description of the Certificate of Designations is qualified in its entirety by reference to the Certificate of Designations attached hereto as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

On April 23, 2014, the Corporation entered into a Subscription Agreement (the “Subscription Agreement”) with UnifiedOnline! LLC, a Delaware limited liability company (the “Subscriber”), pursuant to which the Subscriber purchased four hundred thousand (400,000) shares of Series AA Preferred Stock of the Corporation (the “Shares”).

In consideration for the Shares, Subscriber (i) paid $16,753.80 in satisfaction of a contractual health insurance obligation of the Corporation, (ii) caused $99,332.87 to be paid on behalf of the Corporation to various vendors, and (iii) obtained the agreement of a certain lessor to temporarily forbear exercising non-payment default remedies.

In the Subscription Agreement, the Corporation has made customary representations and warranties regarding the organization of the Corporation, authority to enter into the Subscription Agreement, compliance with laws, indebtedness and required consents among others. Subscriber has made customary representations and warranties regarding its organization, authority to enter into the Subscription Agreement and financial risks.

The Corporation has agreed to indemnify Subscriber from and against any and all claims, damages and causes of action suffered or incurred by Subscriber that are related to any breach of any representation or warranty made by the Corporation in the Subscription Agreement.

The Shares were issued pursuant to 15 U.S. Code § 77d(a)(2).

The forgoing description of the Subscription Agreement is qualified in its entirety by reference to the Subscription Agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated

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herein by reference.

Item 3.03

Material Modification to Rights of Security Holders

The Certificate of Designations, dated April 23, 2014, provides that the holders of the Series AA Preferred Stock have five thousand (5,000) times that number of votes on all matters submitted to the shareholders of the Corporation that is equal to the number of shares of Common Stock of the Corporation. The Subscription Agreement provides for subscription of all authorized Series AA Preferred Stock to Subscriber. Thus, for all matters entitling the holders of Common Stock of the Corporation to vote, the Subscriber possesses voting control of greater than seventy percent (70%).

The Certificate of Designations provides that on or after May 15, 2014, to the extent sufficient shares of Common Stock are authorized, the Series AA Preferred Stock is convertible into the shares of the Corporation’s fully diluted Common Stock of such number sufficient to provide the holders thereof, in the aggregate, ninety percent (90%) of all shares of Common Stock of the Corporation on a fully diluted basis. Thus, following conversion (if ever), Subscriber will hold ninety percent (90%) of all Common Stock of the Corporation.

See Item 3.02 of this Current Report on Form 8-K related to authorization, issuance and subscription of the Shares including Exhibits 3.1 and 10.1 attached to this Current Report on Form 8-K, which are incorporated into this Item 3.03 by reference.

Item 5.01

Changes in Control of Registrant

See Items 3.02 and 3.03 of this Current Report on Form 8-K including Exhibits 3.1 and 10.1 attached to this Current Report on Form 8-K, which are incorporated into this Item 5.01 by reference.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective at 5:00 PM EDT on April 23, 2014, Hal Compton, Sr. tendered his resignation from his position as a member of the Board of Directors of the Corporation (the “Board of Directors”) and as Chief Executive Officer of the Corporation. His resignation was not a result of any dispute or disagreement with the management of the Corporation.

Effective at 5:00 PM EDT on April 23, 2014, the Board of Directors accepted the resignation of Hal Compton, Sr. and elected Robert M. Howe, III to replace Mr. Compton on the Board of Directors. Biographical information for Mr. Howe follows:

Robert M. Howe, III is a technology industry veteran with over twenty (20) years of experience running high tech and consumer electronics businesses or business units. Mr. Howe previously served as Chief Executive Officer of the Corporation from July 23, 2012 until January 14, 2014. His additional experience includes working at Dell Computer Corporation from 1992-1994 as a Senior Vice President where he was instrumental in launching the DellWare business model, as well as creating a virtual logistics model that subsequently became the industry standard; working at AT&T GIS from 1994-1997 (now known as NCR), where he served as VP and General Manager for their worldwide PC business; and working at CompUSA where he held the titles of Corporate Senior Vice President and President, from 1997-2000 where he oversaw the turnaround of CompUSA’s in-house PC brand. From September 2000 to May 2006, Mr. Howe served as a consultant to technology firms, both independently and in collaboration with the Sightline Group, in connection with go-to–market readiness. From May 2006 to February 2007, Mr. Howe served as President and Chief Operations Officer of DualCor Technologies, Inc., a technology firm that developed a mobile handheld computer. Mr. Howe holds a BA in English from Birmingham-Southern College, and a Masters of Arts from Auburn University.

Effective at 5:01 PM EDT on April 23, 2014, Raymond Pirtle tendered his resignation from his position as a member of the Board of Directors. His resignation was not a result of any dispute or disagreement with the management of the Corporation.

Effective at 5:01 PM EDT on April 23, 2014, the Board of Directors accepted the resignation of Raymond Pirtle and elected Marc I. Abrams to replace Mr. Pirtle on the Board of Directors. Biographical information for Mr. Abrams follows:

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Marc. I Abrams was the founder and former leader of the public company business sector of Singer Lewak LLP, a certified public accounting firm. Mr. Abrams has over forty (40) years of public accounting experience, including audits of publicly held companies, initial public offerings, private offerings, corporate reorganizations and acquisitions, evaluating business plans and litigation support. Mr. Abrams has broad practice expertise in a variety of industries, including technology, finance, life sciences, real estate, retail and franchise, hotel and casinos and manufacturing. Mr. Abrams currently serves on the Board of Directors and as head of the Audit Committee of OFS Capital Corporation, a Nasdaq listed public company.

Effective at 5:02 PM EDT on April 23, 2014, Jack Bush tendered his resignation from his position as a member of the Board of Directors. His resignation was not a result of any dispute or disagreement with the management of the Corporation.

Effective at 5:02 PM EDT on April 23, 2014, the Board of Directors accepted the resignation of Jack Bush and elected Bernie Stolar to replace Mr. Bush on the Board of Directors. Biographical information for Mr. Stolar follows:

Bernie Stolar joined Google in February of 2007 where he is responsible for building in-game advertising. Previously, Mr. Stolar spent two (2) years at Mattel Interactive, overseeing all of Mattel’s software, online and computer-enhanced toys, including all product and business development, marketing, sales and operations. During his time at Mattel, Mr. Stolar refocused the company to deliver best-of-breed educational and entertainment products until that division was sold in late 2000. Prior to Mattel, Mr. Stolar served as president and chief operating officer of Sega of America and Sega Entertainment, where he was responsible for Sega’s console and PC gaming businesses in North America. Before joining Sega, Mr. Stolar was at Sony Computer Entertainment of America when it launched the Sony PlayStation. He was responsible for planning and developing strategic direction for the company’s third-party software development efforts that played a key role in the global success of the PlayStation console. His experience in the video game business spans more than twenty (20) years, including serving as president of the Lynx Division for Atari Corporation and founding Pacific Novelty Manufacturing, which at that time was the largest video arcade manufacturer west of Chicago. Prior to entering the interactive entertainment industry, Mr. Stolar spent a number of years in the publishing business, holding positions as associate publisher at The Village Voice and at Coast Magazine. Mr. Stolar currently serves on the Board of Directors of Worlds.com and My Medical Records.

Effective at 5:03 PM EDT on April 23, 2014, Ed Soyster, Nick Carosi III and Mark Stavish tendered their resignations from their positions as members of the Board of Directors and the Board of Directors accepted. Their resignations were not a result of any dispute or disagreement with the management of the Corporation.

The Corporation did not replace Mr. Carosi, Mr. Stavish or Mr. Soyster. The Board of Directors further elected Robert M. Howe, III as the President and Secretary of the Corporation. Biographical information regarding Mr. Howe is contained above in this Item 5.02 of this Current Report on Form 8-K.  The financial terms of Mr. Howe’s employment have not yet been determined and this Current Report on Form 8-K will be updated as such information becomes available.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

By unanimous written consent effective immediately following the successive resignations of Hal Compton, Sr., Raymond Pirtle, Jack Bush, Ed Soyster, Nick Carosi III and Mark Stavish from the Board of Directors on April 23, 2014, the Board of Directors determined to amend Section 2.1 of the Corporation’s Bylaws (the “Bylaws”), changing the number of members of the Board of Directors from six (6) to three (3) (the “Amendment”).  The Amendment was integrated as Section 2.1 to the Bylaws. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment to the Bylaws of the Corporation, a copy of which is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 8.01

Other Events.

The Subscription Agreement is not intended to be, and should not be relied upon as, including disclosures regarding any facts and circumstances relating to the Corporation or any of its subsidiaries or affiliates.  The Subscription Agreement contains representations and warranties by the Corporation and the Subscriber, which were made only for purposes of that agreement and as of specified dates.  The representations, warranties, and covenants in the Subscription Agreement were made solely for the benefit of the parties to the agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as

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facts; and may apply contractual standards of materiality or material adverse effect.  In addition, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the agreement, which subsequent information may or may not be fully reflected in the Corporation’s public disclosures.

Item 9.01

Exhibits

3.1

Certificate of Designations, Preferences and Rights and Limitations of Series AA Preferred Stock dated April 23, 2014.

3.2

Amendment of Bylaws of the Corporation, dated April 23, 2014.

10.1

Subscription Agreement by and between the Corporation and Subscriber, dated April 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 29, 2014

ICEWEB, INC.

/s/ Mark Lucky

Mark Lucky

Chief Financial Officer

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